Exhibit 4.1

Certificate No. 1

Represents: 192,080,000 shares

Class I, Series B from 1 to 192,080,000

GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A. B. DE C.V.

Domicile: Ciudad de México, Distrito Federal                                                                                        Term: Indefinite

                This certificate is issued according to the provisions contained in article 282 of Security Market Law (Ley del Mercado de Valores) and for the effectiveness of such article the certificate will be deposited with S.D. Indeval, S.A. de C. V., Institución para el Depósito de Valores. This certificate represents 192,080,000 ordinary shares, with no par value, fully paid and subscribed, issued by Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. The shares that are represented by this certificate are part of the stock issue of 2006 and are part of the 400,000,000 Class I outstanding shares fully paid and subscribed, issued pursuant to article 112 of the General Corporations Law (Ley General de Sociedades Mercantiles), of which 341,200,000 shares correspond to Series “B” and 58,800,000 shares correspond to Series “BB”.

             The Company was incorporated by public deed number 44,355, on May 28, 1998 granted before Lic. Emiliano Zubiria Maqueo, notary public No. 25 of Mexico City, duly registered in the Public Registry of Commerce of Mexico City, under mercantile file No. 238749 on June, 25, 1998.

The bylaws of the Company have been amended by the general extraordinary shareholders meetings held on December 14, 1998, Augost 31, 1999, June 5, 2000, December 21, 2005, August 28, and October 2, 2006 in Mexico City, Distrito Federal.

The Company’s nationality is Mexican. Any foreign person who may upon incorporation of the Company or at any time thereafter acquire an interest or participation therein, will be considered as Mexican in respect of any shares or rights acquired therefrom, of any assets, rights, concessions, participations or interests held by the Company or of any rights and obligations arising from any agreement to which the Company is party, and will be deemed to have agreed not to invoke the protection of its own government under penalty, in the event of violation of such agreement, of forfeiting in favor of the Mexican government of any rights or property acquired thereby.

Mexico City, [       ], 2006

Member	Member

GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A. DE C.V

Coupon No. 1

Certificate No. 1

Reprsentative of 192,080,000 shares

Class I, Series “B”

GRUPO AEROPORTUARIO DEL CENTRO

NORTE, S.A. DE C.V

Coupon No. 2

Certificate No. 1

Representative of 192,080,000 shares

Class I, Series “B”

GRUPO AEROPORTUARIO DEL CENTRO

NORTE, S.A. DE C.V

Coupon No. 3

Certificate No. 1

Representative of 192,080,000 shares

Class I, Series “B”

GRUPO AEROPORTUARIO DEL CENTRO

NORTE, S.A. DE C.V

Coupon No. 4

Certificate No. 1

Representative of 192,080,000 shares

Class I, Series “B”

GRUPO AEROPORTUARIO DEL CENTRO

NORTE, S.A. DE C.V

Coupon No. 5

Certificate No. 1

Representative of 192,080,000 shares

Class I, Series “B”

GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A.B DE C.V

Coupon No. 6

Certificate No. 1

Reprsentative of 192,080,000 shares

Class I, Series “B”

GRUPO AEROPORTUARIO DEL CENTRO

NORTE, S.A.B. DE C.V.

Coupon No. 7

Certificate No. 1

Representative of 192,080,000 shares

Class I, Series “B”

GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A. DE C.V

Coupon No. 8

Certificate No. 1

Representative of 192,080,000 shares

Class I, Series “B”

GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A. DE C.V

Coupon No. 9

Certificate No. 1

Representative of 192,080,000 shares

Class I, Series “B”

GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A. DE C.V

Coupon No. 10

Certificate No. 1

Representative of 192,080,000 shares

Class I, Series “B”

PRINCIPAL RIGHTS AND OBLIGATIONS

ARTICLE SIX.  Capital Stock. The Company’s capital is variable. The minimum fixed portion of the Company’s capital, which may not be withdrawn, is $4,408,446,926.75 (four billion four hundred eight million four hundred forty six thousand nine hundred twenty six pesos 75/100 Mex.Cy.) and is represented by 4,000,000 (four millions) fully subscribed and paid-in Class I shares of common stock, no par value, issued in registered form. The variable portion of the Company’s capital is unlimited and will be represented by such number of Class II shares of common stock, no par value, issued in registered form and with such other characteristics as the shareholders’ meeting that approves the issuance of such shares may determine. The shares of both classes of stock will be divided into two series, as follows:1,Series B shares. Series B shares may be held by any person, including any individual, company or entity considered as a foreign investor pursuant to Article 2 of the Foreign Investments Law; and2.Series BB shares. Series BB shares are subject to no ownership restrictions, are issued pursuant to Article 112 of the General Law of Business Corporations and may be held by any person, including any individual, company or entity considered as a foreign investor pursuant to Article 2 of the Foreign Investments Law. Pursuant to Article 112 of the General Law of Business Corporations, Series BB shares are subject to the following provisions: a) Holders of the Series BB shares have the right to elect, by majority of votes, three (3) members of the Board of Directors and their alternates, who will have the special rights and powers provided in these bylaws. The special rights conferred by these bylaws to the holder of the Series BB shares or the directors elected thereby, including, without limitation, the rights set forth in Articles Eighteen, Nineteen and Forty Five, will cease upon termination of the Technical Assistance and Technology Transfer Agreement referred to in subparagraph (c) below without need to amend these bylaws, provided that such agreement is validly terminated in accordance with its terms and conditions; b) Series BB shares may only be transferred after conversion into Series B shares in accordance with Article Eleven hereof, unless (i) such shares are acquired by the Federal Government, a decentralized entity of the federal public administration or a state-owned company, or (ii) such shares are transferred to a Related Person who is not an individual and who satisfies the requirements set forth in Section 3.2 of the public bidding notice and guidelines relating to the Company’s shares, published in the Official Gazette of the Federation on December 17, 1999, prior 15 (fifteen) days’ notice to the Ministry of Communications and Transportation evidencing the satisfaction of such requirements. If Nacional Financiera S.N.C. holds less than 51% (fifty one percent) of the Company’s shares, the transfer will also be subject to approval by the affirmative vote of at least 51% (fifty one percent) of the Company’s shares, and c) Notwithstanding subparagraph (b) above, Series BB shares may be converted into Series B shares after 15 (fifteen) years from June 8, 2000, the date of execution of the Technical Assistance and Technology Transfer Agreement between the Company and the holder of the Series BB shares (the “Strategic Partner”), provided that the extraordinary shareholders’ meeting, by the affirmative vote of at least 51% (fifty one percent) of the Series B shares not held by the Strategic Partner or its Related Persons, (i) approves such conversion, and (ii) resolves not to renew the Technical Assistance and Technology Transfer Agreement. However, if following the expiration of such 15 (fifteen) year period the Strategic Partner were to hold, directly or indirectly, less than 7.65% (seven point sixty five percent) of the Company’s capital in the form of Series BB shares, such shares must be converted into Series B shares. For purposes of these bylaws, Related Person means, with respect to any person: (i) any individual or corporation directly or indirectly controlling, controlled by or under common control with such person, as the case may be; (ii) any person having the capacity to determine the business policies of such person; (iii) in the case of an individual, an individual having a blood or civil kinship in direct line within and including the fourth degree with such person; (iv) with respect to the Company, the Strategic Partner; and (v) with respect to the Strategic Partner, its shareholders and their respective Related Persons (as such term is defined elsewhere in this paragraph) or any party to the operating agreement pursuant to which the Strategic Partner fulfills its obligations under the Technical Assistance and Technology Transfer Agreement. For purposes of the preceding paragraph, “control” means: (a) the ownership, directly or indirectly, of 20% (twenty percent) or more of the capital stock with voting rights of a person; (b) the right to elect the majority of the members of the Board of Directors or officers of a person; (c) the ability to veto resolutions that could otherwise be adopted by the majority of a person’s shareholders, or a person’s right to approve any resolution that could, in accordance with the law, otherwise be approved by the ordinary shareholders’ meeting; or (d) the existence of commercial relations representing 15% (fifteen percent) or more of a person’s total consolidated annual revenues. In addition, in the event of termination of the Technical Assistance and Technology Transfer Agreement, the Series BB shares will be automatically converted into Series B shares. Foreign persons may not directly or indirectly own at any time more than 49% (forty nine percent) of the Company’s capital stock unless the National Commission of Foreign Investments issues a resolution pursuant to Article 19 of the Airport Law and Article 8 of the Foreign Investment Law, authorizing foreign investors to hold more than such 49% (forty nine percent). The Company may issue unsubscribed shares of any class of stock, which will be maintained as treasury shares for their delivery upon subscription. Any Class II shares held in the Company’s treasury, in respect of which the Company may have granted any subscription and payment options, will be converted into Class I shares upon exercise of such options and payment of such shares by the option holders and, accordingly, the minimum fixed portion of the Company’s capital will be automatically increased and the Board of Directors, within 30 (thirty) days following the exercise of such options, will call a general extraordinary shareholders’ meeting to amend this Article Six so as to reflect the new amount of the minimum fixed portion of the Company’s capital as a result of the exercise of such options. The Company may also issue unsubscribed shares pursuant to Article 53 of the Securities Market Law. All shares confer equal rights and obligations to all holders within each series. All provisional and definitive stock certificates must satisfy the requirements set forth in Article 125 of the General Law of Business Corporations, may represent one or more shares, must be signed by a director elected by the holders of the Series B shares and a director elected by the Series BB shares, and must contain a transcript of Articles Ten, Eleven, Twelve, Thirteen and Fourteen hereof. With respect to any shares deposited with a securities deposit institution, the Company may deliver to such institution multiple stock certificates or a single stock certificate representing all or a portion of the shares of the relevant issue so deposited. In such event, the certificates representing such shares will bear the legend “for deposit with” the relevant securities deposit institution and will not need to state the name, address or nationality of the actual holder. If the Company and the securities deposit institution so agree, the Company may issue stock certificates without dividend coupons. In such event, pursuant to the Securities Market Law the deposit certificates issued by such institution will serve as dividend coupons. The Company must issue all definitive stock certificates within 180 (one hundred eighty) calendar days from the date of approval of the relevant issue or exchange. ARTICLE TEN.  The ownership of shares of the Company’s capital stock by any person will not be subject to any percentage restrictions other than those set forth in the applicable law and these bylaws. ARTICLE ELEVEN.  Transfer of Series BB Shares. Series BB shares may only be transferred after conversion into Series B shares of the relevant class of stock, provided that so long as the Technical Assistance and Technology Transfer Agreement between the Company and the Strategic Partner remains in effect, any such transfer will be subject to the following rules: (i) 51% (fifty one percent) of the Series BB shares will not be transferable until after seven (7) years from the date of acquisition thereof (the “Seven-Year Waiting Period”); and (ii) up to 49% (forty nine percent) of the Series BB shares will be transferable at any time. After the Seven-Year Waiting Period, holders of the Series BB shares may transfer annually up to one eighth of the aforementioned 51% (fifty one percent). Holders of the Series BB shares may transfer or otherwise dispose of, at any time and without any restriction, up to 49% (forty nine percent) of the shares held thereby directly or indirectly. Subject to the restrictions set forth in the preceding paragraph, any holder of Series BB shares who may wish to convert such shares into Series B shares in anticipation to their transfer, must give notice of such circumstance to the Board of Directors. The Board of Directors, within 15 (fifteen) business days from such notice, will exchange the relevant share certificates. ARTICLE TWELVE.  Public Tender Offers. So long as the Company’s shares are listed on any stock exchange, if the applicable law provides for a voluntary or mandatory public tender offer for the purchase of shares, such offer will be conducted as follows: 1. Any person intending to acquire or attain by any means, directly or indirectly, 30% (thirty percent) or more of the Company’s capital through a single transaction or a series of related transactions of whichever nature, must carry out such acquisition through a public tender offer in accordance with the applicable law and the following rules: a) The offer must be made in respect of all series of shares representing the Company’s capital; b) The offering price must be identical for all classes or types of shares; c) The offer must be made in respect of (i) the percentage of the Company’s capital represented by the shares to be purchased, or 10% (ten percent) of the Company’s total capital, whichever is greater, so long as the buyer’s aggregate interest following the offering does not convey thereto the ability to control the Company, or (ii) 100% (one hundred percent) of the Company’s shares if the buyer intends to acquire the control of the Company; d) The offering documents will indicate the maximum number of shares subject matter thereof and, if applicable, the minimum number of shares that must be purchased as a condition for the completion thereof; e) The buyer may not pay, deliver or provide to any person or group of persons related to the recipients of the offer, any consideration that includes a premium or overprice additional to the offering price. The prohibition contained in this subparagraph (e) will not be applicable to any consideration associated with the execution of any agreement in connection with the offering (including, without limitation, any assignment, termination or other agreement between the Company and the Strategic Partner by reason of any agreement in effect between them), pursuant to which a person is subject to affirmative or negative covenants in favor of the buyer or the Company, provided that such agreement has been approved by the Board of Directors based on the opinion of the Audit Committee and disclosed to the public. 2. The conduction of a public tender offer pursuant to paragraphs (1) above or (3) below must be approved by a majority of the members of the Board of Directors elected by the holders of each separate series of the Company’s capital stock. 3. If the buyer intends to acquire the control of the Company through a public tender offer pursuant to paragraph 1 above, the Board of Directors’ approval process will be subject to the provisions of Section IV of the Securities Market Law applicable to shareholders’ meetings and shareholder rights, to the extent that such provisions do not conflict with the provisions of this Article Twelve. For purposes hereof: a) The buyer must inform the Company, through the Board of Directors, of the terms and conditions pursuant to which it intends to conduct the offering (the “Offering Notice”); b) The Board of Directors, immediately upon receipt of the Offering Notice, will (i) file notice of the occurrence of a relevant event with the Mexican Stock Exchange in accordance with the applicable law, and (ii) forward the Offering Notice to all the shareholders; c) The Board of Directors must issue an opinion, based on the opinion of the Corporate Practices Committee, with respect to (i) the offering price or other applicable consideration, (ii) the other terms and conditions of the tender offer, and (iii) any conflicts of interest that the members of the Board of Directors may have in connection therewith; d) The opinion of the Board of Directors pursuant to subparagraph (c) above may be accompanied by the opinion of an independent expert retained by the Company; e) The Board of Directors will make available to the public, through the Mexican Stock Exchange, the opinions referred to in subparagraphs (c) and (d) above within three (3) months from the receipt of the Offering Notice, and f) The members of the Board of Directors and the Chief Executive Officer must disclose to the public, together with the opinions referred to in subparagraphs (c) and (d) above, their decision concerning the shares of stock of the Company owned by them. If the Board of Directors approves the offering terms and conditions, the buyer will be required to obtain, prior to the commencement of such offering, authorization (whether express or implied) from the Ministry of Communications and Transportation (the “SCT”) in connection with the change in control. Pursuant to Article 23 of the Airport Law, and exclusively for purposes of the preceding paragraph, it will be deemed that a person or group of persons will acquire the control of the Company if upon completion of the offering such person or group of persons will own 35% (thirty five percent) or more of the Company’s capital, have the ability to determine the outcome of any decision adopted by the general shareholders’ meeting, have the power to elect a majority of the members of the Board of Directors or otherwise control the Company. If the Board of Directors approves the offering terms and conditions, the buyer will be required to carry such other actions as may be necessary in connection therewith, including, without limitation, obtaining any necessary governmental authorizations and giving any notices required by law. For purposes of this Article Twelve, the Company will cooperate with the buyer to any extent necessary in order to give such notices. 1. If prior to the commencement of the offering, the holders of the Series BB shares express interest in participating therein (which expression of interest will not constitute an obligation to subsequently participate in the offering), then the commencement of the offering will be conditioned upon obtaining any necessary authorizations from the SCT and any authorizations necessary to replace a shareholder of the Strategic Partner in such shareholder’s capacity as Mexican Partner or Airport Partner, as the case may be. Notwithstanding the provisions contained in the foregoing Article, no public tender offer will be necessary in the event of: 1. Any acquisition or transfer of shares through succession, either by will, bequest or other causa mortis provision or instrument; 2. Any increase in a shareholders’ ownership interest as a result of a decrease in the number of shares outstanding after a repurchase or redemption of shares; 3. Any increase in a shareholder’s ownership interest as a result of the subscription by such shareholder of any shares issued in connection with a capital increase, in proportion to the number of shares previously owned thereby pursuant to Article 132 of the General Law of Business Corporations; 4. Any acquisition of shares by the Company or its subsidiaries, by any trust created by the Company or its subsidiaries, or by any other person controlled by the Company or its subsidiaries; or 5. Any acquisition of shares by (a) any person who controls the Company, (b) any entity controlled by the person referred to in (a) above, (c) any heir of the person referred to in (a) above, (d) any direct predecessor or successor of the person referred to in (a) above, or (e) the person referred to in (a) above, if such person is repurchasing shares from any of the entities referred to in (b) above or from any of the predecessors or successors referred to in (c) and (d) above. ARTICLE THIRTEEN.  Capital Increases and Decreases. Except for the decrease of the Company’s capital pursuant to Article Nine hereof, any decrease or increase in the minimum fixed portion of the Company’s capital must be approved by an extraordinary shareholders’ meeting, subject to the provisions of these bylaws and the General Law of Business Corporations. Any increase or decrease in the variable portion of the Company’s capital must be approved by an ordinary shareholders’ meeting in accordance with the voting requirements set forth in these bylaws. The minutes of such meeting must be notarized but need not be registered with the Public Registry of Commerce. Pursuant to Article 53 and other related provisions of the Securities Market Law, the Company may issue and hold within its treasury any unsubscribed shares for their subsequent placement through a public offering, provided that (i) the general extraordinary shareholders’ meeting will approve the maximum amount of the corresponding capital increase and the conditions for the placement of such shares, (ii) such shares must be subscribed through a public offering subject to their prior registration with the National Securities Registry, in each case in accordance with the Securities Market Law and its regulations, and (iii) the Company must disclose the amount of its paid-in capital together with the amount of its authorized capital represented by unsubscribed shares. The preemptive rights set forth in Article 132 of the General Law of Business Corporations will not be applicable in the event of a capital increase for purposes of conducting a public offering. Pursuant to Article 132 of the General Law of Business Corporations, in the event of an increase of the Company’s capital stock, shareholders will have a preemptive right to subscribe and pay for new shares issued as a result of such increase in proportion to their interest at the time, unless the new shares (a) are issued for placement in accordance with Article 53 of the Securities Market Law, (b) are issued as a result of the Company’s merger, (c) are issued for purposes of making an in-kind distribution, (d) are issued in connection with the capitalization of the Company’s liabilities, or (e) are issued as unsubscribed shares for the conversion of convertible debentures pursuant to Article 210-Bis of the General Law on Negotiable Instruments and Credit Transactions. The Company may increase its capital in the events set forth in Article 116 of the General Law of Business Corporations, and such capital increases may be paid for in cash or kind or through the capitalization of liabilities, reserves or other items of the stockholders’ equity. Share certificates have no par value and, accordingly, pursuant to Article 53 and other related provisions of the Securities Market Law, and Article 210-Bis of the General Law of Negotiable Instruments and Credit Transactions, there will be no need to issue new share certificates as a result of a capital increase through the capitalization of subscription premiums, retained earnings or valuation reserves, except as otherwise directed by the shareholders’ meeting that approves such capital increase. No new shares may be issued until all previously issued shares are paid in full. The preemptive right to subscribe and pay for new shares issued as a result of a capital increase pursuant to the foregoing Article, must be exercised within 15 (fifteen) business days after the publication of the notice of the corresponding shareholder resolution in the Official Gazette of the Federation and in one of the newspapers of greater circulation in the Company’s domicile. Notwithstanding the above, if all shares of the Company’s stock were duly represented at the relevant shareholders’ meeting, the aforementioned 15 (fifteen) day term will run from the date of such meeting and the shareholders will be deemed to have received notice of the relevant resolution as of such date. In such event, no notice will need to be published. All increases in the variable portion of the Company’s capital must be recorded in the Capital Variations Registry maintained thereby. Holders of shares representing the variable portion of the Company’s capital will not be entitled to exercise the withdrawal rights otherwise provided by Article 220 of the General Law of Business Corporations. Capital decreases may be approved in order to offset losses, reimburse shareholder contributions, release such shareholders from any unsatisfied share payment obligations, or any other purpose set forth in Article 206 of the General Law of Business Corporations. Decreases in the minimum fixed portion of the Company’s capital must be approved by a general extraordinary shareholders’ meeting, will be subject to the amendment of Article Six hereof and, unless approved solely to offset any losses, will be subject to the satisfaction of the requirements set forth in Article 9 of the General Law of Business Corporations. Capital decreases approved in order to offset losses or reimburse shareholder contributions will be allocated pro rata among the fixed and variable portions and both series of shares of the Company’s capital. If unanimously approved by the shareholders, capital reductions in order to reimburse shareholder contributions may be allocated pursuant to other basis or solely among those shareholders who may elect to receive such reimbursements. The Company’s capital may in no event be decreased below the minimum fixed amount thereof, and any decrease in the variable portion of the Company’s capital must be recorded in the Capital Variations Registry maintained thereby. ARTICLE FOURTEEN.  Acquisition of Shares by Subsidiaries. Subsidiaries and other entities controlled by the Company may not, directly or indirectly, hold any shares representing the capital stock of the Company or any entity of which the Company is a subsidiary, except that subsidiaries may acquire shares of stock of the Company for distribution to their or the Company’s officers or employees pursuant to an stock option or stock purchase plan in conformity with the Securities Market Law.